UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

Charlotte’s Web Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56364	98-1508633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Suite 4800 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 617-7303

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on March 23, 2020, Charlotte’s Web Holdings, Inc. (the “Company”), entered into a Credit Agreement, dated as of March 23, 2020 (as amended by that certain Limited Waiver and Amendment No. 1 to Credit Agreement, dated March 1, 2021, and that certain Limited Waiver and Amendment No. 2 to Credit Agreement, dated November 11, 2021) with J.P. Morgan Chase Bank, N.A. (“J.P. Morgan”), as administrative agent, the lenders party thereto, and the other loan parties party thereto (collectively, the “Credit Agreement”). The Credit Agreement provided the Company with an asset backed line of credit for $10 million and with an accordion feature to extend the line to $20 million with a three-year maturity. In addition to the Credit Agreement, the Company also engaged J.P. Morgan for commercial banking services, including merchant processing services to support the Company’s global growth.

On July 27, 2022, the Company entered into a payoff letter with J.P. Morgan to voluntarily terminate all commitments and obligations under the Credit Agreement, with termination to be effective as of July 27, 2022. In connection with the execution of the payoff letter, the Company paid J.P. Morgan approximately $20,000 in commitment fees and legal fees and expenses. As of March 31, 2022, and December 31, 2021, the Company was not in compliance with certain debt covenants and the line of credit has been on hold since March 9, 2022. There were no outstanding borrowings under the Credit Agreement at the time the Company entered into the payoff letter or at the time of termination.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to (i) the Credit Agreement, which was filed as Exhibit 10.4 to the Company’s Registration Statement on Form 10 (File No. 000-56364) filed with the SEC on November 5, 2021, (ii) the Limited Waiver to J.P. Morgan Credit Agreement, dated as of November 11, 2021, which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form 10 (File No. 000-56364) filed with the SEC on November 5, 2021, and (iii) the Limited Waiver and Amendment No. 1 to JP Morgan Credit Agreement dated March 1, 2021, which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form 10 (File No. 000-56364) filed with the SEC on November 5, 2021, all of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

Date: July 27, 2022	By:	/s/ Stephen Rogers
Stephen Rogers
Senior Vice President - General Counsel and Corporate Secretary